Exhibit 4.8

Execution Version

SECURITY AGREEMENT

dated as of October 14, 2022

by and among

WHEELS UP CLASS A-1 LOAN TRUST 2022-1

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as the Security Trustee and Facility Agent

T A B L E O F C O N T E N T S

i

Schedule I	trade names

ii

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), dated as of October 14, 2022, is made among WHEELS UP CLASS A-1 LOAN TRUST 2022-1, a statutory trust formed and existing under the laws of Delaware (the “Grantor”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, (“WTNA”), not in its individual capacity but solely as security trustee (in such capacity, the “Security Trustee”) and the Facility Agent.

PRELIMINARY STATEMENTS:

(1)         Wheels Up Partners LLC, as issuer (the “Issuer”), the Grantor and the Security Trustee have entered into a note purchase agreement, dated as of the date hereof (the “Purchase Agreement”) pursuant to which, inter alia, the Issuer shall issue the Series A-1 Equipment Notes (the “Notes”) to be acquired by the Grantor.

(2)         The Grantor as borrower, the Facility Agent and the lenders party thereto entered into a loan agreement, dated as of the date hereof (the “Loan Agreement”), pursuant to which the Grantor shall borrow the Loans.

(3)         In order to secure the payment of the Loans, the Grantor is entering into this Agreement to grant a security interest in the Collateral in favor of the Security Trustee for the benefit of the Secured Parties and the Grantor may from time to time grant additional security for the benefit of the Secured Parties.

(4)         It is a condition precedent to the making of the Loans that the Grantor grants the security interests required by this Agreement.

(5)         The Grantor will derive substantial direct and indirect benefit from the proceeds of the Loans and from the execution, delivery and performance of the Operative Agreements, whether or not the Grantor is a party thereto.

(6)         WTNA is willing to act as the Security Trustee under this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Security Trustee and the Grantor, the Grantor hereby agrees with the Security Trustee for its benefit and the benefit of the other Secured Parties as follows:

ARTICLE I

DEFINITIONS

Section 1.01.     DEFINITIONS.

(a)         Certain Defined Terms. For the purposes of this Agreement, the following terms shall have the meanings indicated below:

“Account Collateral” has the meaning specified in Section 2.01(c).

“Agreed Currency” has the meaning specified in Section 9.07.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Assigned Agreements” has the meaning given to such term in Section 2.01(b).

“Collateral” has the meaning specified in Section 2.01.

“Direction” has the meaning specified in Section 1.03.

“Eligible Institution” has the meaning given to such term in the Intercreditor Agreement.

“Event of Default” means an “Event of Default” under the Loan Agreement.

“Government Security” means any security that is issued or guaranteed by the United States of America or an agency or instrumentality thereof and that is maintained in book-entry on the records of the Federal Reserve Bank of New York and is subject to the Revised Book-Entry Rules.

“Grantor” has the meaning specified in the recital of parties to this Agreement..

“Investment Collateral” has the meaning specified in Section 2.01(d).

“Issuer” has the meaning given to such term in the preliminary statements.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest.

“Notes” has the meaning given to the term “Series A-1 Equipment Notes” in the Purchase Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Pledged Notes” has the meaning given to such term in Section 2.01(a).

“Purchase Agreement” has the meaning given to such term in the preliminary statements.

“Received Currency” has the meaning specified in Section 9.07.

“Revised Book-Entry Rules” means 31 C.F.R. § 357 (Treasury bills, notes and bonds); 12 C.F.R. § 615 (book-entry securities of the Farm Credit Administration); 12 C.F.R. §§ 910 and 912 (book-entry securities of the Federal Home Loan Banks); 24 C.F.R. § 81 (book-entry securities of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation); 12 C.F.R. § 1511 (book-entry securities of the Resolution Funding Corporation or any successor thereto); 31 C.F.R. § 354 (book-entry securities of the Student Loan Marketing Association); and any substantially comparable book-entry rules of any other federal agency or instrumentality of the United States.

“Secured Obligations” means all obligations of the Grantor under the Loan Agreement and the Loans including all obligations of the Grantor to make payments of principal of and interest (including additional interest on past due amounts) and Premium, if any, on such Loans, all obligations to pay any fees, expenses or other amounts under or in respect of such Loans, the Loan Agreement, or any other Operative Agreement, and all obligations in respect of any amendment, modification, extension, renewal or refinancing of such Loans.

“Secured Party” means any of or, in the plural form, all of the Security Trustee, the Facility Agent, each Lender and each other Person to whom any Secured Obligations are owing.

“Securities Account” means a securities account as defined in Section 8-501(a) of the UCC maintained in the name of the Security Trustee as “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) on the books and records of the Securities Intermediary who has agreed that its securities intermediary jurisdiction (within the meaning of Section 8-110(e) of the UCC) is the State of New York.

“Securities Intermediary” means any “securities intermediary” of the Security Trustee as defined in 31 C.F.R. Section 357.2 or Section 8-102(a)(14) of the UCC.

“Security Trustee” has the meaning specified in the recital of parties to this Agreement.

“UCC” means the Uniform Commercial Code as in effect on the date of determination in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection or effect of perfection or non-perfection.

“WTNA” has the meaning specified in the recital of parties to this Agreement.

(b)         Terms Defined in the Loan Agreement. For all purposes of this Agreement, all capitalized terms used, but not otherwise defined in this Agreement, shall have the respective meanings assigned to such terms in (or by reference in) the Loan Agreement.

Section 1.02.     CONSTRUCTION AND USAGE. The rules of interpretation and conventions of construction and usage set forth in Section 1.2 of the Loan Agreement are hereby incorporated by reference in this Agreement.

Section 1.03.     ACTS OF LENDERS. In determining whether the Lenders of the applicable Loans have given any direction, consent, request, demand, authorization, notice, waiver or other act (a “Direction”), under this Agreement, Loans held by the Grantor, the Issuer, an Issuer Group Member (as defined in the Loan Agreement) or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Security Trustee shall be protected in relying upon any such Direction, only Loans which a Responsible Officer of the Security Trustee actually knows to be so held shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person or combination of such Persons holds 100% of the outstanding Loans, such Loans shall not be so disregarded as aforesaid, and (ii) if any amount of Loans so held by any such Person have been pledged in good faith, such Loans shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Security Trustee the pledgee's right so to act with respect to such Loans and that the pledgee is not the Grantor, the Issuer or any Affiliate of any such Person.

ARTICLE II

SECURITY

Section 2.01.     GRANT OF SECURITY. To secure the payment and performance of the Secured Obligations, the Grantor hereby grants, assigns, conveys, mortgages, charges, pledges, hypothecates and transfers to the Security Trustee, for its benefit and the benefit of the Secured Parties and subject to no prior interests of any Person whatsoever, a security interest in all of the Grantor’s right, title and interest in and to the following, whether now existing or hereafter created or acquired (collectively, the “Collateral”):

(a)         all of the Grantor’s right, title and interest in and to the Notes, any claims of the Grantor for damages arising out of, or for breach or default under any Indenture or with respect to the Notes and any and all other rights, guaranties and interests related thereto (the “Pledged Notes”);

(b)         all of the Grantor’s rights, title and interests under the Purchase Agreement, each Indenture, Intercreditor Agreement, the Notes Guaranty and each Financing Agreement (collectively, the “Assigned Agreements”);

(c)         all right of the Grantor in and to each account established under the Loan Agreement or Intercreditor Agreement at any time or from time to time established and all cash, investment property, other investments, securities, instruments or other property (including all “financial assets” within the meaning of Section 8-102(a)(9) of the UCC) at any time or from time to time credited to any such Account (collectively, the “Account Collateral”);

(d)         all other “investment property” (as defined in Section 9-102(a)(49) of the UCC) of the Grantor including written notification of the following (the “Investment Collateral”):

(i)            all investments made or acquired from or with the proceeds of any Account Collateral from time to time and all certificates and instruments, if any, from time to time representing or evidencing such investments; and

(ii)            all interest, dividends, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Investment Collateral;

(e)         all of the Grantor’s right, title and interest in and to all other accounts, chattel paper, payment intangibles, commercial tort claims, documents, goods, fixtures, general intangibles, instruments, inventory, investment property, letters of credit, supporting obligations, deposit account rights (as all of the foregoing terms are defined in the UCC) and all other personal property whatsoever owned by the Grantor and not described in clauses (a) through (d) of this Section 2.01;

(f)          all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the Loan Agreement or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee, and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof;

(g)         all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and general intangibles at any time evidencing or relating to any of the foregoing; and

(h)         all proceeds, accessions (each as defined in the UCC) and products, howsoever arising, of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in this Section 2.01).

Section 2.02.     SECURITY FOR OBLIGATIONS

This Agreement secures the payment and performance of all Secured Obligations of the Grantor to each Secured Party and shall be held by the Security Trustee in trust for the Secured Parties. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Grantor to any Secured Party but for the fact that the Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor. Each of the Secured Parties is an express intended third-party beneficiary of this Agreement; provided that the pledge of Collateral hereunder and the rights of each individual Secured Party shall be subject to the terms and conditions of the Intercreditor Agreement.

Section 2.03.     REPRESENTATIONS AND WARRANTIES OF THE GRANTOR.

(a)           The Grantor hereby represents and warrants (1) with respect to itself, as of the Pre-Funding Date, (2) with respect to the Collateral identified in Section 2.01 as being Collateral on the Pre-Funding Date, as of the Pre-Funding Date and (3) with respect to all other Collateral, as of the date such Collateral becomes a part of the Collateral, as follows:

(i)         The Grantor is the legal and beneficial owner of the Collateral pledged by it hereunder, in each case free and clear of any and all Liens (other than Permitted Liens). No effective financing statement, security agreement, title reservation agreement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Security Trustee relating to the Collateral.

(ii)        This Agreement creates a valid and, upon the taking of the actions required hereby, perfected security interest in the Collateral as security for the Secured Obligations subject in priority to no other Liens (other than Permitted Liens), and all filings and other actions necessary or desirable to perfect and protect such security interest have been (or in the case of future Collateral will be) duly taken. Other than the security interest granted to the Security Trustee pursuant to this Agreement, the Grantor has not pledged, assigned, sold or granted a security interest in any of the Collateral or authorized, and is not aware of, the filing of, any financing statements or other instruments similar in effect against the Grantor or the Collateral other than any financing statement relating to the security interest granted to the Security Trustee hereunder or that has been terminated (or that relate to any security interest previously granted that has been terminated and such filing is in the course of being terminated), in each case as of the date this representation and warranty is given as to the Grantor and the Collateral. There are no judgment or tax lien filings against the Grantor.

(iii)       The name of the Grantor as it appears on the signature pages hereto is its name as it appears on the public record of its jurisdiction of organization or, in the case of a trust, is the name specified for the trust in its organizational documents and indicates that it is a trust. The Grantor has not changed its name, jurisdiction of organization or formation (as applicable), chief executive office or sole place of business or its type of organization or corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) or used any trade names except as set forth on Schedule I hereto within the past five (5) years.

(iv)      No consent of any Person and no authorization, approval or other action by, and no notice to or filing with, any Government Entity or regulatory body or other third party is required either (i) for the grant by the Grantor of the assignment and security interest granted hereby, (ii) for the execution, delivery or performance of this Agreement or any other Operative Agreement by the Grantor, or (iii) for the perfection, priority or maintenance of the pledge, assignment and security interest created hereby, except for (A) the filing of financing and continuation statements under the UCC, and (B) consents to, or authorizations or approvals of, filings that have been or will be given, obtained or made, as the case may be.

(v)       The jurisdiction of organization of the Grantor is the State of Delaware.

(vi)      Each Pledged Note has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of each obligor thereunder and is not in default.

(vii)     The Pledged Notes constitute “certificated securities” within the meaning of Section 8-102(a)(4) of the UCC. The Pledged Notes have been delivered to the Security Trustee. None of the Pledged Notes that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Security Trustee.

Section 2.04.     GRANTOR REMAINS LIABLE. Anything contained herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Security Trustee of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Grantor under the contracts and agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.

Section 2.05.     DELIVERY OF COLLATERAL. Except as otherwise set forth in this Section 2.05, all certificates, instruments, documents or chattel paper representing or evidencing any Collateral (other than Account Collateral), if deliverable, shall be delivered to the Security Trustee at Wilmington Trust, National Association, 1100 North Market Street, Wilmington, DE 19890-1605 and held by or on behalf of the Security Trustee in the United States and shall be in suitable form for transfer by delivery, or shall be accompanied by (x) duly executed instruments of transfer or assignment in blank and (y) duly executed consents, where required, to such transfer or assignment, all in form and substance satisfactory to the Security Trustee and otherwise to evidence the security interests granted hereby. The Security Trustee shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in the name of the Security Trustee or any of its nominees any or all of the Pledged Notes subject only to the revocable rights specified in Section 2.10(a). In addition, the Security Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing any Collateral (other than Account Collateral) for certificates or instruments of smaller or larger denominations.

Section 2.06.     ACCOUNTS.

Without the prior written consent of the Security Trustee (acting at the direction of the Majority Lenders), the Grantor shall not open or maintain any Deposit Accounts or Securities Accounts.

Section 2.07.     ASSIGNED AGREEMENTS. The parties agree that:

(a)           Upon the inclusion after the Pre-Funding Date of any Assigned Agreement in the Collateral, the Grantor will give due notice to each such other party to such Assigned Agreement of its security assignment pursuant to this Agreement and will obtain a consent to its assignment for security purposes.

(b)           Upon (i) the inclusion of any Assigned Agreement in the Collateral or (ii) the amendment or replacement of any Assigned Agreement or the entering into of any new Assigned Agreement, the Grantor will deliver a copy thereof to the Security Trustee and will take such other action as may be necessary or desirable to perfect the lien of this Agreement as to such Assigned Agreement.

(c)           The Grantor shall, at its expense:

(i)         perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, enforce the Assigned Agreements in accordance with their terms and take all such action to such end as may be from time to time requested by the Security Trustee; and

(ii)        (A) furnish to the Security Trustee promptly upon receipt copies of all notices, requests and other documents received by the Grantor under or pursuant to the Assigned Agreements from time to time, (B) furnish to the Security Trustee such information and reports regarding the Collateral as the Security Trustee may reasonably request and (C) upon request of the Security Trustee make to each other party to any Assigned Agreement such demands and requests for information and reports or for action as the Grantor is entitled to make thereunder.

Section 2.08.     FURTHER ASSURANCES. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor shall promptly execute and deliver all further instruments and documents, and take all further action (including under the laws of any foreign jurisdiction), that may be necessary or desirable, or that the Security Trustee may reasonably request, in order to perfect and protect (and protect the priority of) any pledge, assignment or security interest granted or purported to be granted hereby to enable the Security Trustee to exercise and enforce its rights and remedies hereunder or under any other Operative Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall: (i) if any Collateral shall be evidenced by a promissory note or other instrument or tangible chattel paper (as defined in Section 9-102(a)(79) of the UCC), deliver and pledge to the Security Trustee hereunder such note or instrument or tangible chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Security Trustee may reasonably request, in order to perfect, protect the priority of and/or preserve the pledge, assignment and security interest granted or purported to be granted hereby and (iii) execute, file, record, or register such additional instruments, documents and supplements to this Agreement, including any further assignments, security agreements, pledges, grants and transfers, as may be required by or desirable under the laws of any foreign jurisdiction, or as the Security Trustee may reasonably request, to create, attach, perfect, validate, render enforceable, protect or establish the priority of the security interest and lien of this Agreement.

(b)           The Grantor hereby irrevocably authorizes the Security Trustee to file one or more UCC financing or continuation statements, and amendments thereto, from time to time relating to all or any part of the Collateral without the signature of the Grantor where permitted by law, and such other instruments or notices, as may be necessary or desirable, including as identified to the Security Trustee pursuant to the opinion of legal counsel described in Section 5.04(c) hereof in order to better assure, grant, perfect, perfect the priority of and preserve the pledge, assignment and security interest granted hereby. Such financing or continuation statements, or amendments thereto, may describe the Collateral as “all assets” or words of similar import. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Grantor also ratifies its authorization for the Security Trustee to have filed in any jurisdiction any UCC financing statement or amendments thereto if filed prior to the date hereof or any date hereafter.

(c)            The Grantor shall furnish or cause to be furnished to the Security Trustee from time-to-time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Security Trustee may reasonably request, all in reasonable detail.

Section 2.09.     PLACE OF PERFECTION; RECORDS.

The Grantor shall not change its jurisdiction of organization, chief place of business (if applicable to determine the Grantor’s location for purposes of the UCC) or chief executive office (if applicable to determine the Grantor’s location for purposes of the UCC), unless the Grantor (i) shall have provided at least 30 days’ prior written notice to the Security Trustee of any such change to another jurisdiction or location and (ii) shall have taken all actions required to maintain the Security Trustee’s first priority perfected security interest in, to and under the Collateral. The Grantor shall hold and preserve its records concerning the Collateral and shall permit representatives of the Security Trustee at any time during normal business hours to inspect and make abstracts from such records, at their reasonable request, all at the sole cost and expense of the Grantor.

Section 2.10.     VOTING RIGHTS; DIVIDENDS; ETC.. Whether or not any Default or Event of Default shall have occurred, any and all distributions, dividends, interest, income, payments and proceeds paid or received in respect of the Pledged Notes pledged by the Grantor, including any and all (i) distributions, dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Pledged Notes; (ii) distributions, dividends and other distributions paid or payable in cash in respect of such Pledged Notes in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, such Pledged Notes shall be paid to the Secured Parties in accordance with the Loan Agreement or shall be forthwith delivered to the Security Trustee, as applicable and, if received by the Grantor, shall be received in trust for the benefit of the Security Trustee, be segregated from the other property or funds of the Grantor and be forthwith paid to the applicable Secured Parties or delivered to the Security Trustee in the same form as so received (with any necessary endorsement).

(b)        Whether or not any Default or Event of Default shall have occurred, all rights of the Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant in respect of the Pledged Notes and other Collateral, including giving any consent to any request for any amendment, modification or waiver under the Assigned Agreements shall (i) be vested in the Security Trustee, which shall have the sole right to exercise or refrain from exercising such voting and other consensual rights and (ii) to the extent the foregoing provisions are not permissible under Applicable Law, the Grantor shall, to the fullest extent permitted by Applicable Law, exercise or direct the exercise of the relevant voting and other consensual rights as directed by the Security Trustee; provided, however, that in the case of either (i) or (ii) the Security Trustee shall have no obligation to exercise such voting or consensual right without written instruction from the Facility Agent.

Section 2.11.     TRANSFERS AND OTHER ENCUMBRANCES; ADDITIONAL SHARES OR INTERESTS. (a) The Grantor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral (and any assignment or disposition in violation hereof shall be null and void) or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral, in the case of clause (i) or (ii) other than the pledge, assignment and security interest created by this Agreement and as otherwise provided herein.

(b)       The Grantor shall not issue, deliver or sell any Ownership Interests. Any beneficial interest or capital stock or other securities or interests issued in respect of or in substitution for the Pledged Notes shall be issued or delivered (with any necessary endorsement) to the Security Trustee.

(c)        All distributions, dividends and interest payments that are received by the Grantor contrary to the provisions of Section 2.12(a) or (b) shall be received in trust for the benefit of the Security Trustee, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Security Trustee as Pledged Notes in the same form as so received (with any necessary endorsement).

Section 2.12.     SECURITY TRUSTEE APPOINTED ATTORNEY-IN-FACT. The Grantor hereby irrevocably appoints the Security Trustee as its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time after an Event of Default has occurred and is continuing, to take any action and to execute any instrument that the Security Trustee may deem necessary, advisable or desirable to accomplish the purposes of this Agreement or any other Operative Agreement, including:

(a)       to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)       to receive, indorse and collect any drafts or other instruments and documents included in the Collateral;

(c)        to file any claims or take any action or institute any proceedings that the Security Trustee may deem necessary, advisable or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Security Trustee with respect to any of the Collateral;

(d)       to execute and file any financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, including as may be identified to the Security Trustee pursuant to the opinion of counsel described in Section 5.04(c) in order to perfect and preserve the pledge, assignment and security interest granted hereby; provided that the Security Trustee’s exercise of any such power shall be subject to Section 2.07;

(e)        to make all necessary transfers of all or any part of the Collateral in connection with any sale or other disposition thereof made pursuant to Article III hereof; and

(f)        to employ legal counsel to appear in its name in any court in any jurisdiction to contest and compromise and discharge any alleged Lien, charge or other encumbrance asserted against any of the Collateral, in any manner and by any means that shall to it or them, in its or their sole and complete discretion, seem proper; provided, however, that any such undertaking on the part of the Security Trustee shall not qualify in any manner or to any extent or degree the obligation of the Grantor so to defend its title to, and the security interest of the Security Trustee in, the Collateral and every part thereof, the Grantor hereby acknowledging that its said attorney shall have no duty, by virtue of this Section 2.13 or at the risk of otherwise waiving or qualifying the obligation of the Grantor to do so, to do any of the above acts.

Section 2.13.     SECURITY TRUSTEE MAY PERFORM. If the Grantor fails to perform or comply with any agreement contained in this Agreement, the Security Trustee may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the out-of-pocket expenses of the Security Trustee incurred in connection with doing so shall be deemed an Administration Expense (as defined in the Intercreditor Agreement), to be paid out of the Collections Account on the next succeeding Payment Date in accordance with the Loan Agreement and Intercreditor Agreement, as applicable.

Section 2.14.      COVENANT TO PAY AND PERFORM. The Grantor covenants with the Security Trustee (for the benefit of the Security Trustee and the Secured Parties) that it will pay or discharge any monies and liabilities whatsoever that are now, or at any time hereafter may be, due, owing or payable by it in any currency, actually or contingently, solely and/or jointly, and/or severally with another or others, as principal or surety on any account whatsoever pursuant to the Loan Agreement in accordance with its terms. All such payments shall be made in accordance with the Loan Agreement and any other Operative Agreement. The Grantor covenants with the Security Trustee (for the benefit of the Security Trustee and the Secured Parties) that it will perform and comply with all covenants in the Loan Agreement and the other Operative Agreements that by their terms obligate the Grantor to take or not to take specified actions.

Section 2.15.     [RESERVED].

Section 2.16.     INVESTMENT COMPANY ACT. The Grantor shall conduct its operations in a manner which will not subject the Grantor to registration as an “investment company” under the Investment Company Act of 1940, as amended.

Section 2.17.     COVENANT REGARDING CONTROL. The Grantor shall not cause or permit any Person other than the Security Trustee to have “control” (as defined in Section 9-104, 9-105, 9-106, or 9-107 of the UCC) of any Collateral consisting of a “deposit account,” “electronic chattel paper,” “investment property,” or “supporting obligations” (as such terms are defined in Article 9 of the UCC).

Article III

REMEDIES

Section 3.01       REMEDIES. Upon the occurrence of an Event of Default that is continuing, the Security Trustee may exercise in respect of the Collateral and under the other Security Documents (as defined in the Purchase Agreement), in addition to other rights and remedies provided for herein, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or under the provisions of any Applicable Law, in each case at the direction of the Facility Agent, and also may, at the direction of the Facility Agent:

(a)        apply to a court of competent jurisdiction to obtain specific performance or observance by the Grantor of any covenant, agreement or undertaking on the part of the Grantor hereunder that the Grantor shall have failed to observe or perform or to obtain to aid in the execution of any power granted herein; and/or

(b)        require the Grantor to assemble, and the Grantor hereby agrees that it shall at its expense and upon request of the Security Trustee forthwith assemble, all or part of the Collateral as directed by the Security Trustee and make it available to the Security Trustee at a place to be designated by the Security Trustee that is reasonably convenient to both parties; and/or

(c)        without notice except as specified below, sell or cause the sale of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Security Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Security Trustee may deem commercially reasonable; and/or

(d)        proceed to foreclose against the Collateral or any part thereof pursuant to this Agreement, and according to the Applicable Law of the jurisdiction or jurisdictions in which such Collateral or part thereof shall at the time be located, by doing any one or more or all of the following acts, as the Security Trustee, in its sole and complete discretion (acting in good faith), may then elect, or as directed by the Facility Agent:

(i)            exercise all the rights and remedies, in foreclosure and otherwise, available to it as Security Trustee and a secured party under the provisions of Applicable Law;

(ii)            institute legal proceedings to foreclose upon and against the security interest granted in and by this Agreement to recover judgment for all amounts then due and owing as indebtedness secured hereby, and to collect the same out of any of such Collateral or the proceeds of any sale or lease thereof;

(iii)           institute legal proceedings for the sale or lease, under the judgment or decree of any court of competent jurisdiction, of any or all of such Collateral;

(iv)           without regard to the adequacy of such Collateral for the Loan Agreement or any other agreement between the Security Trustee and the Grantor, by virtue of this Agreement or otherwise, or any other collateral or other security or to the solvency of the Grantor, institute legal proceedings for the appointment of a receiver or receivers pending foreclosure hereunder or for the sale of any of such Collateral under the order of a court of competent jurisdiction or under other legal process; and/or

(v)            personally, or by agents or attorneys, enter upon any premises where such Collateral or any part thereof may then be located, and take possession of all or any part thereof or prevent it from moving; and without being responsible for loss or damage to such Collateral, except to the extent incurred as a result of the Security Trustee’s gross negligence or willful misconduct (or simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Agreements) (as determined by a court of competent jurisdiction pursuant to a non-appealable final order or judgment), sell, hold or lease such Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law; provided that, the Security Trustee shall incur no liability as a result of the sale or lease of such Collateral or any part thereof at any sale pursuant to Section 3.02 conducted in a commercially reasonable manner (it being agreed that any such repossession, sale or lease conducted as provided in Section 3.02 shall be deemed to have been conducted in a commercially reasonable manner), and the Grantor hereby waives any claims against the Security Trustee arising by reason of the fact that the price at which such Collateral may have been sold at such sale was less than the price that might have been obtained, even if the Security Trustee accepts the first offer received and does not offer such Collateral to more than one Person.

The Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Security Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Security Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 3.02       DELIVERY OF COLLATERAL, POWER OF SALE, ETC.. If the Security Trustee should elect, or be directed by the Facility Agent, to foreclose upon and against the security interest created in and by this Agreement, the Grantor shall, at its expense and upon demand of the Security Trustee, forthwith assemble all or any part of the Collateral as directed by the Security Trustee and make it available to the Security Trustee at a place to be designated by the Security Trustee and deliver to the Security Trustee all or any part of the Collateral at such time or times and place or places as the Security Trustee may specify; and the Security Trustee is hereby authorized and empowered, in accordance with Applicable Law and without being responsible for loss or damage to such Collateral, except to the extent incurred as a result of the Security Trustee’s gross negligence or willful misconduct (or simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Agreements) (as determined by a court of competent jurisdiction pursuant to a non-appealable final order or judgment), to enter upon any premises where the Collateral or any part thereof may be located and take possession of and remove the same.

(b)       The Security Trustee may thereafter sell and dispose of, or cause to be sold and disposed of, all or any part of the Collateral pledged by the Grantor at one or more public or private sales or privately negotiated transactions, at such places and times and on such terms and conditions and for such sale price as the Security Trustee may deem fit in good faith (it being acknowledged that the Security Trustee shall not be liable to any of the Secured Parties in respect of any claim that any such purchase price was not the highest obtainable, provided that the Security Trustee shall have complied with the requirements of Applicable Law), with or without any previous demand to the Grantor or any other Person, or advertisement of any such sale or other disposal or lease upon notice to the Grantor (it being understood and agreed that such provision of notice to the Grantor shall not be deemed to limit or otherwise restrict the Security Trustee’s rights and remedies hereunder or under any other agreement); and for the aforesaid purpose, any other notice of sale, any advertisement and other notice or demand, any right of equity of redemption and any obligation of a prospective purchaser to inquire as to the power and authority of the Security Trustee to sell or the application by the Security Trustee of the proceeds of sale or otherwise that would otherwise be required by, or available to the Grantor under, Applicable Law are hereby expressly waived by the Grantor to the fullest extent permitted by such Applicable Law. The Security Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.

(c)        Notwithstanding anything to the contrary in this Agreement, in the event that any mandatory requirement of Applicable Law shall obligate the Security Trustee to give different, additional or prior notice to the Grantor of any of the foregoing acts, the Grantor hereby agrees that, to the extent permitted by Applicable Law, a written notice sent to it by mail or by facsimile, so as reasonably to be expected to be delivered to the Grantor at least 10 Business Days before the date of any such act shall be deemed to be reasonable notice of such act and, specifically, reasonable notification of the time after which any private sale or other disposition intended to be made hereunder is to be made.

(d)        The Grantor hereby agrees (i) that it will indemnify and hold the Security Trustee harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control thereof by the Security Trustee or its agents pursuant to this Article III, or arising out of any act of, or omission to act on the part of, any party other than the Security Trustee or any of its agents prior to such taking of actual possession or control by the Security Trustee, or arising out of any act of, or omission to act on the part of, the Grantor or any Person claiming by, through or under the Grantor (not including the Security Trustee or any Person claiming by, through or under the Security Trustee) or any of their Affiliates or agents before or after the commencement of such actual possession or control by the Security Trustee or any of its agents; and (ii) that the Security Trustee shall have no liability or obligation arising out of any such claim.

(e)        At any sale or lease pursuant to this Section 3.02, it shall not be necessary for the Security Trustee or a public officer under order of a court to have present physical or constructive possession of the Collateral to be sold or leased. The recitals contained in any conveyances and receipts made and given by the Security Trustee in good faith or such public officer to any purchaser at any sale or to any lessee under any lease made pursuant to this Agreement shall, to the extent permitted by Applicable Law, conclusively establish the truth and accuracy of the matters therein stated (including, without limiting the generality of the foregoing, the amounts due and payable under the Loan Agreement and the other Operative Agreements and any other indebtedness secured hereby, the accrual and nonpayment thereof and advertisement and conduct of such sale or lease in the manner provided herein and by Applicable Law) other than in the case of manifest error; and all prerequisites to such sale or lease shall be presumed to have been satisfied and performed.

(f)         At any sale or sales made pursuant to Section 3.01 or this Section 3.02, the Security Trustee or its agents may bid for or purchase, free from any right or equity of redemption in favor of the Grantor and any Person claiming by, through or under them (all such rights being in this Section 3.02 waived and released to the extent permitted by Applicable Law), any part of or all the Collateral offered for sale, and may make payment on account thereof by using any claim for moneys then due and payable to the Security Trustee or any Secured Party by the Grantor as a credit against the purchase price; and the Security Trustee upon compliance with the terms of sale, may hold, retain and dispose of such Collateral without further accountability therefor to the Grantor or any third party, except as expressly required by Applicable Law. In any such sale the Security Trustee shall not be obligated to make any representations or warranties with respect to the Collateral or any part thereof, and the Security Trustee shall not be chargeable with any of the obligations or liabilities of the Grantor with respect thereto.

(g)        Nothing herein contained shall be deemed to impair in any manner the absolute right of the Security Trustee to sell and convey title to the Collateral to the purchaser(s) at such sale(s) or to grant options with respect to or otherwise to realize upon all or such portion of the Collateral, at such time, and in such order, as it may elect in its sole and complete discretion in good faith, or to enforce any one or more remedies relative hereto either successively or concurrently; and the Grantor hereby agrees that the security interest, options and other rights hereby given to the Security Trustee shall remain unimpaired and unprejudiced until all the Collateral shall have been sold or this Agreement shall otherwise have ceased to be of any force or effect according to its terms, and that the enforcement of any right or remedy shall not operate to bar or estop the Security Trustee from exercising any other right or remedy available hereunder or under any other agreement between the Security Trustee and any of its Affiliates, on the one hand, and the Grantor or any Person claiming by, through or under the Grantor on the other hand, or otherwise, available at law, in equity or otherwise.

(h)        The Security Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with any part of the Collateral, or otherwise to take or refrain from taking any action under, or in connection with, this Agreement, except in the circumstances contemplated by Section 5.01(b).

(i)         All reasonable and out-of-pocket expenses of obtaining any judgment, bringing any legal proceeding or of pursuing, searching for and taking the Collateral pursuant to this Article III shall, until paid, be secured by the Lien of this Agreement.

Section 3.03       RIGHT TO POSSESSION, ETC.. To the fullest extent the Grantor may lawfully agree, the right of the Security Trustee to take possession of and sell any of the Collateral in compliance with the provisions of this Article III shall not be affected by the provisions of any applicable reorganization or other similar law of any jurisdiction; and the Grantor shall not take advantage of any such law or agree to allow any trustee, assignee or other party to take advantage of such law in its place, to which end the Grantor, for itself and all who may claim through it, as far as it or they now or hereafter lawfully may do so, hereby waives, to the fullest extent permitted under Applicable Law, any rights or defenses arising under any such law, and all rights to have the Collateral marshaled upon any foreclosure hereof, and hereby agrees that any court having jurisdiction to foreclose upon and against the security interest created in this Agreement may order the sale of the Collateral subject to such jurisdiction as an entirety or severally.

Section 3.04       GRANTOR AS TRUSTEE. The Security Trustee may, by notice to the Grantor, direct it to, and thereupon the Grantor shall, receive all proceeds of Collateral in trust for the Security Trustee, not commingle the same with any other property or funds of the Grantor and, unless the Security Trustee shall have otherwise instructed the Grantor, deliver or cause to be delivered all such proceeds in the exact form received, together with any necessary endorsements, to the Security Trustee or to such Person or Persons as the Security Trustee may designate, except as provided in the Intercreditor Agreement.

Section 3.05       APPLICATION OF PROCEEDS. Following the occurrence and continuance of an Event of Default, all proceeds received by the Security Trustee under or pursuant to this Agreement, and all amounts received by the Facility Agent pursuant to the Loan Agreement or any other Operative Agreement, shall be applied in the first place to pay all such payments, disbursements, expenses and losses whatsoever as may have been incurred by the Security Trustee in or about or incidental to the exercise by the Security Trustee of the rights and powers specified in this Agreement, the other Operative Agreements or in any other agreement or any of them relating to an Operative Agreement (in each case to the extent not previously paid pursuant to any other Operative Agreement) and the balance of such amounts shall be distributed by the Security Trustee to the Lenders as provided herein and in the Loan Agreement for application as provided in the Loan Agreement.

Article IV

SECURITY INTEREST ABSOLUTE

Section 4.01       SECURITY INTEREST ABSOLUTE. A separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement. All rights of the Security Trustee and the security interest and lien granted under, and all obligations of the Grantor under, this Agreement shall be absolute and unconditional, irrespective of:

(a)        any lack of validity or enforceability of the Loan Agreement, the other Operative Agreements, the Pledged Notes or any other agreement or instrument relating thereto or to the Secured Obligations;

(b)        any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Operative Agreement or any other agreement or instrument relating thereto;

(c)        any taking, exchange, release or non-perfection of the Collateral or any other collateral or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(d)        any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Grantor;

(e)        any change, restructuring or termination of the corporate structure, partnership, trust or existence (as applicable) of the Grantor; or

(f)         any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor or a third-party grantor of a security interest or a Person deemed to be a surety.

Article V

THE SECURITY TRUSTEE

Section 5.01       AUTHORIZATION AND ACTION. (a)  Each Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes WTNA as the initial Security Trustee to take such action as trustee on behalf of the Secured Parties and to exercise such powers and discretion under this Agreement, the Loan Agreement and the other Operative Agreements, and to take instructions and directions from the Facility Agent and other Persons pursuant to, and solely to the extent set forth in, this Agreement, the Loan Agreement and the other Operative Agreements, and no implied duties and covenants shall be deemed to arise against the Security Trustee, and the Grantor hereby confirms such appointment.

(b)        The Security Trustee accepts such appointment and agrees to perform the same but only upon the terms of this Agreement and the Loan Agreement and agrees to receive and disburse all moneys received by it in accordance with the terms of this Agreement and the Loan Agreement. The Security Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except to the extent incurred as a result of its own willful misconduct or gross negligence (or simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Agreements) (as determined by a court of competent jurisdiction pursuant to a non-appealable final order or judgment) and the Security Trustee shall not be liable for any action or inaction of the Grantor or any other parties to any of the Operative Agreements.

Section 5.02       ABSENCE OF DUTIES. The powers conferred on the Security Trustee under this Agreement with respect to the Collateral are solely to protect its interest in this Agreement and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Agreement, the Security Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve or perfect rights against any parties or any other rights pertaining to any Collateral; provided that, if the Security Trustee receives any written notices with respect to the Collateral, it shall promptly transmit such notices to the Facility Agent. The Security Trustee shall have no duty to ascertain or inquire into or verify the performance or observance of any covenants, conditions or agreements on the part of the Grantor.

(b)        It is expressly understood and agreed by all Secured Parties (including, for the avoidance of doubt, each Lender by accepting a Loan) that the Security Trustee shall (i) in no event have any duties or responsibilities except those expressly set forth in this Agreement, the Loan Agreement or the other Operative Agreements to which it is a party and shall in no event be a trustee or a fiduciary for any Lender or any other Secured Party, (ii) be afforded all of the rights, protections, immunities and indemnities afforded to the Security Trustee pursuant to the terms of the Operative Agreements, mutatis mutandis, as if such rights, protections, immunities and indemnities were set forth herein and (iii) not be responsible to any Secured Party for any recital, statement, representation, or warranty (whether written or oral) made by any Person other than the Security Trustee (without limiting the responsibility, obligations, duties or liabilities of the Person acting as Security Trustee in another capacity under any Operative Agreement) in or in connection with any Operative Agreement or any certificate or other document referred to or provided for in, or received by any of them under, any Operative Agreement, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Operative Agreement, or any other document referred to or provided for therein or for any failure by the Grantor or any other Person to perform any of its obligations thereunder.

Section 5.03       REPRESENTATIONS OR WARRANTIES. The Security Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement, any other Operative Agreement or any other document or instrument or as to the correctness of any statement contained in any thereof, or as to the validity or sufficiency of any of the pledge and security interests granted hereby, except that the Security Trustee in its individual capacity hereby represents and warrants (a) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, (b) this Agreement is the legal, valid and binding obligation of WTNA, enforceable against WTNA in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (c) as of the date hereof, WTNA satisfies the requirements of clause (a) of the definition of Eligible Institution.

Section 5.04       RELIANCE; AGENTS; ADVICE OF COUNSEL. The Security Trustee shall incur no liability to anyone as a result of acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Security Trustee may accept a copy of a resolution of the board or other governing body of any party to this Agreement or any other Operative Agreement, certified by the Secretary or an Assistant Secretary thereof or other duly authorized Person of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said board or other governing body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described in this Agreement, the Security Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on, and shall be fully protected in acting or refraining from acting upon, a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Security Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Security Trustee shall assume, and shall be fully protected in assuming, that each other party to this Agreement is authorized by its constitutional documents to enter into this Agreement and to take all action permitted to be taken by it pursuant to the provisions of this Agreement, and shall not have any duty to inquire into the authorization of such party with respect thereto.

(b)        The Security Trustee may execute any of the powers hereunder or perform any duties under this Agreement either directly or by or through agents, including financial advisors, separate trustees or attorneys or a custodian or nominee, and the Security Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(c)        The Security Trustee may consult with counsel and any opinion of counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such written advice or opinion of counsel.

(d)        The Security Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation hereto or thereto, at the request, order or direction of any of the Secured Parties, pursuant to the provisions of this Agreement, unless such Secured Party shall have offered to the Security Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(e)        The Security Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Security Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Grantor or the Facility Agent under any of the Operative Agreements.

(f)        The Security Trustee shall not be liable for any costs, Taxes (as such term is defined in the Note Purchase Agreement) or the selection of investments made in accordance with this Agreement and the Loan Agreement or for any investment losses resulting from investments made in accordance with this Agreement and the Loan Agreement.

(g)        When the Security Trustee incurs out-of-pocket expenses or renders services in connection with an exercise of remedies specified in Section 3.01 or during a case or bankruptcy proceeding, such out-of-pocket expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

(h)        The Security Trustee shall not be charged with knowledge of any event or information including, but not limited to, an Event of Default unless a Responsible Officer of the Security Trustee obtains actual knowledge of such event or information in the course of performing its obligations hereunder or the Security Trustee receives written notice of such event or information from any of the Secured Parties or the Grantor.

(i)         The Security Trustee shall not be required to take any action not in accordance with Applicable Law, and shall not be liable for any action that it omits to take in good faith that it reasonably believes (based on the advice of counsel) is not in accordance with Applicable Law.

(j)         Any discretionary power or permissive right of the Security Trustee shall not be deemed to be, or otherwise construed as an obligation.

(k)        The Security Trustee shall have no duty to monitor the Collateral (including the validity and perfection of the Lien provided hereby in respect of such Collateral) or the performance of the Grantor or any other party to the Operative Agreements, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The Security Trustee shall have no liability in connection with compliance by the Grantor or the Facility Agent with statutory or regulatory requirements related to the Collateral. The Security Trustee shall not make or be deemed to have made any representations or warranties with respect to the Collateral or the validity or sufficiency of any assignment or other disposition of the Collateral.

(l)         In no event shall the Security Trustee be liable for any punitive or special damages nor for any damages arising or caused by an act of God, war or any other matter beyond the reasonable control of the Security Trustee and in no event shall the Security Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Security Trustee shall have been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 5.05       NO INDIVIDUAL LIABILITY. Neither WTNA nor the Security Trustee shall have any individual liability in respect of all or any part of the Secured Obligations, and all shall look, subject to the lien and priorities of payment provided herein and in the other Operative Agreements, only to the property of the Grantor for payment or satisfaction of the Secured Obligations.

Article VI

SUCCESSOR TRUSTEES

Section 6.01       RESIGNATION OF SECURITY TRUSTEE. The Security Trustee may resign at any time by giving prior written notice to the Grantor, the Lenders and the Facility Agent (in each case at the address provided in accordance with Section 9.02). Any resignation by the Security Trustee pursuant to this Section 6.01 shall be in accordance with Section 7.9 of the Loan Agreement.

Section 6.02       APPOINTMENT OF SUCCESSOR Any resignation of the Security Trustee shall be in accordance with Section 7.9 of the Loan Agreement.

(b)       Any successor Security Trustee shall execute and deliver to the Secured Parties an instrument accepting such appointment. Upon the acceptance of any appointment as Security Trustee hereunder, a successor Security Trustee, upon the execution and filing or recording of such financing statements, or amendments thereto, such amendments or supplements to this Agreement, such discharges and registrations with the International Registry, the FAA or any other applicable Aviation Authority and such other instruments or notices, as may be necessary or desirable, or as the Facility Agent may request, in order to continue the perfection (if any) of the liens granted or purported to be granted hereby, shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Security Trustee, and the retiring Security Trustee shall be discharged from its duties and obligations under this Agreement and the other Operative Agreements. The retiring Security Trustee shall take all steps necessary to transfer all Collateral in its possession and all its control over the Collateral to the successor Security Trustee. After any retiring Security Trustee’s resignation or removal hereunder, the provisions of all of Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Trustee under this Agreement.

(c)         Each Security Trustee shall be an Eligible Institution, so long as there is such an institution willing, able and legally qualified to perform the duties of a Security Trustee hereunder; provided that the Rating Agency (as defined in the Note Purchase Agreement) shall receive notice of any replacement of the Security Trustee.

(d)        Any corporation into which the Security Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Trustee shall be a party, or any corporation to which substantially all the business of the Security Trustee may be transferred, shall, subject to Section 6.02(c), be the Security Trustee under this Agreement without further act.

(e)        Following the resignation or removal of the Security Trustee, and the appointment and acceptance of such appointment by a successor Security Trustee, all references to New York as a place of delivery for collateral shall be deemed to refer to the state in which the Security Trustee is physically located. Upon acceptance of such appointment by a successor Security Trustee, the Grantor shall cause to be delivered to the Security Trustee and the Facility Agent an opinion of counsel setting forth any actions that must be taken to maintain the perfection and priority of the lien of this Agreement on the Collateral and the Grantor shall cause such action to be taken (provided that such counsel shall not be required to opine on the actual priority of such lien). Thereafter, any opinions delivered in connection with such successor Security Trustee shall be delivered in place of the applicable New York law opinions to be delivered hereunder.

Article VII

[RESERVED]

Article VIII

[RESERVED]

Article IX

MISCELLANEOUS

Section 9.01       AMENDMENTS; WAIVERS; ETC.. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any party from the provisions of this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Grantor, the Security Trustee, and the Facility Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Security Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. In executing and delivering any amendment or modification to this Agreement, the Security Trustee shall be entitled to (i) an opinion of legal counsel stating that such amendment or modification is authorized and permitted pursuant to the Operative Agreements and that this Agreement and such amendment or modification comply with the terms thereof and hereof and (ii) an Officer’s Certificate stating that all conditions precedent to the execution, delivery and performance of such amendment or modification have been satisfied in full. The Security Trustee may, but shall have no obligation to, execute and deliver any amendment or modification which would affect its duties, powers, rights, immunities or indemnities hereunder.

Section 9.02       ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including email and fax) and emailed, mailed, faxed or delivered to the intended recipient at its address specified below, as follows:

For the Grantor:

Wheels Up Class A-1 Loan Trust 2022-1

c/o Wilmington Trust Company, as Trustee
1100 N. Market Street

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration / Chad May

Fax: (302) 636-4140

Tel: (302) 636-3294

Email: cmay@wilmingtontrust.com

For the Security Trustee:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, DE 19890-1605

Attention: Corporate Trust Administration / Chad May

Fax: (302) 636-4140

Tel: (302) 636-3294

Email: cmay@wilmingtontrust.com

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 9.02. Each such notice shall be effective (a) upon receipt when sent by email, through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date faxed with a confirmation of delivery. Each party also shall provide a copy of each notice, demand, certificate, request, direction, instruction or communication that it makes or sends to the Facility Agent, but the failure to do so shall not affect the validity of such notice, demand, certificate, request, direction, instruction or communication.

In connection with the performance of their respective duties hereunder, each party may give notices, consents, directions, approvals, instructions and requests to, and otherwise communicate with, each other using electronic means, including email transmission to such email addresses as each such party shall designate to the other parties, and, if necessary or if requested by the other party or parties, with an “electronic signature” or other “electronic record” (as such terms are defined in the New York State Electronic Signatures and Records Act).

Section 9.03       NO WAIVER; REMEDIES. No failure on the part of the Security Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.04       SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

Section 9.05       CONTINUING SECURITY INTEREST; ASSIGNMENTS. Subject to Section 9.06(c), this Agreement shall (a) create a continuing security interest in the Collateral, (b) remain in full force and effect until the earlier of the payment in full in cash of the Secured Obligations and the circumstances specified in Section 9.06(c), (c) be binding upon the Grantor, its successors and assigns and (d) inure, together with the rights and remedies of the Security Trustee hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing subsection (d), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under any Operative Agreement to which it is a party in accordance with the terms thereof to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Secured Party herein or otherwise.

Section 9.06       RELEASE AND TERMINATION. Upon any sale, lease, transfer or other disposition of any item of Collateral in accordance with the terms of the Operative Agreements, the Security Trustee will promptly, at the Grantor’s expense, execute and deliver to the Grantor such documents the Grantor shall reasonably request in writing and provide to the Security Trustee to evidence the release of such item of Collateral from the assignment and security interest granted hereby.

(b)        Except as otherwise provided in Section 9.06(c), upon the payment in full in cash of the Secured Obligations (other than indemnities not then known or payable and contingent Secured Obligations), the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Security Trustee will, at the Grantor’s expense, (i) deliver to the Grantor the certificates and instruments representing any of the Collateral held by the Security Trustee, and (ii) execute and deliver to the Grantor such documents as the Grantor shall prepare and reasonably request in writing to evidence such termination.

(c)        If at any time all Secured Obligations and any other amounts payable pursuant to the Operative Agreements, shall have been paid in full, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Security Trustee will, at the Grantor’s expense, (i) deliver to the Grantor the certificates and instruments representing any of the Collateral held by the Security Trustee, and (ii) execute and deliver to the Grantor such documents as the Grantor shall prepare and reasonably request in writing to evidence such termination.

Section 9.07       CURRENCY CONVERSION. If any amount is received or recovered by the Security Trustee in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Security Trustee, to the fullest extent permitted by Applicable Law, shall only constitute a discharge of the Grantor to the extent of the amount of the Agreed Currency which the Security Trustee was or would have been able in accordance with its or his normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Security Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Grantor, the Grantor shall pay to the Security Trustee such amount as it shall determine to be necessary to indemnify the Security Trustee against any loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of the Grantor distinct from its obligation to discharge the amount which was originally payable by the Grantor and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Security Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Grantor or any judgment or order.

Section 9.08       GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS. NOTWITHSTANDING ANY OTHER AGREEMENT, THE “SECURITIES INTERMEDIARY'S JURISDICTION” (WITHIN THE MEANING OF SECTION 8-110(e) OF THE UCC) WITH RESPECT TO EACH SECURITIES ACCOUNT IS THE STATE OF NEW YORK AND THE “BANK'S JURISDICTION” (WITHIN THE MEANING OF SECTION 9-304 OF THE UCC) WITH RESPECT TO EACH DEPOSIT ACCOUNT IS THE STATE OF NEW YORK.

Section 9.09       JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties hereto agrees that the Supreme Court of the State of New York sitting in the  Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to such New York State or, to the extent permitted by law, such Federal court being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum. The Grantor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in such New York State or federal court Wheels Up Partners LLC, with an address at 601 West 26th Street, Suite 900, New York, NY 10001; Attn: Chief Legal Officer, and the Grantor hereby appoints Wheels Up Partners LLC, with an address at 601 West 26th Street, Suite 900, New York, NY 10001; Attn: Chief Legal Officer as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf such service of legal process. Each other party hereto hereby consents to receive any such service of process directly at the addresses set forth in Section 9.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(b)        The submission to the jurisdiction of the courts referred to in Section 9.09(a) shall not (and shall not be construed so as to) limit the right of the Security Trustee to take proceedings against the Grantor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c)        Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

(d)        TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO DEMAND A TRIAL BY JURY, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, THE OTHER RELATED DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF OR THE OVERALL TRANSACTION BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS.

Section 9.10       COUNTERPARTS. This Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in this Agreement or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.11        TABLE OF CONTENTS, HEADINGS, ETC.. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 9.12       LIMITED RECOURSE. Notwithstanding any other provision of this Agreement, the Loan Agreement or any other Operative Agreement, the obligations of the Grantor to make any payments under the Loans, the Loan Agreement or any other Operative Agreement shall be equal to the nominal amount of each payment or, if less, the actual amount derived from the Collateral (including the proceeds of any contingent claims that are included in the Collateral) at such time and available for application by or on behalf of the Grantor in making such payment in accordance with this Agreement, the Loan Agreement or any other Operative Agreement from the Collateral and no party hereto will have further recourse to the Grantor in respect of such obligations beyond its rights under this Agreement, the Loan Agreement and the other Operative Agreements. On enforcement of this Agreement, the Loan Agreement and the other Operative Agreements, after realization of the Collateral, including liquidation of any contingent claims that are included in the Collateral, and distribution of all proceeds the Collateral, including the proceeds of any such contingent claims, in accordance with this Agreement, the Loan Agreement and the other Operative Agreements, all obligations of and any remaining claims against the Grantor shall be extinguished and shall not thereafter revive and none of the parties hereto or to any other Operative Agreement may take any further steps against the Grantor or against any shareholder, director, member, manager or officer of the Grantor in respect of such obligations. This provision shall not prevent any payment becoming due for the purposes of an Event of Default. The provisions of this Section 9.12 shall survive the termination of this Agreement.

Section 9.13       SECURITY AGENT. If the capacity of the Security Trustee as security trustee under this Agreement is not recognized under the Applicable Law of any jurisdiction, then the capacity of the Security Trustee as security trustee shall, for purposes of enforcement of this Agreement in such jurisdiction, be deemed to be replaced by the capacity of a security agent, and all references to “Security Trustee” in this Agreement shall be deemed references to “Security Agent” for such purposes; provided that all of the rights, powers, protections, immunities and indemnities of the Security Trustee set forth in this Agreement shall apply to the “Security Agent”, notwithstanding such designation.

Section 9.14       USA PATRIOT ACT. In order to comply with Applicable Law, the Security Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Security Trustee. Accordingly, each of the parties agrees to provide to the Security Trustee and upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Security Trustee to comply with Applicable Law.

Section 9.15       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements of the Grantors made herein shall survive the execution and delivery of this Agreement and the Loan Agreement, the delivery of the Notes under the Purchase Agreement and the making of any Loans under the Loan Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective representatives or officers thereunto duly authorized as of the date first above written.

WHEELS UP CLASS A-1 LOAN TRUST 2022-1

By: Wilmington Trust, National Association, not in its individual capacity, but solely as trustee

By:	/s/ Chad May
Name: Chad May
Title: Vice President

[Signature Page – Security Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee and Facility Agent

By:	/s/ Chad May
Name: Chad May
Title: Vice President

[Signature Page – Security Agreement]

SCHEDULE I

SECURITY AGREEMENT

TRADE NAMES

N/A